UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2010

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.

The 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of Beazer Homes USA, Inc. (the “Company”) has been scheduled for February 2, 2011 at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328. The Company’s Board of Directors has established the close of business on December 6, 2010 as the record date for stockholders entitled to receive notice of, and to vote at, the 2011 Annual Meeting.

In order to be considered timely, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2011 Annual Meeting must have been received at the Company’s principal executive office at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328 no later than October 28, 2010.

In addition, in accordance with the advance notice provisions set forth in the Company’s Amended and Restated Bylaws, in order for other business to be brought before the 2011 Annual Meeting outside of Rule 14a-8 under the Exchange Act or a director nomination submitted by a stockholder to be considered timely, it must be received at the Company’s principal executive office at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328 no later than the close of business on November 19, 2010. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: November 9, 2010	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, General Counsel and Secretary